Exhibit 99

FOR RELEASE –– April 5, 2013

Corning Announces Change in Pension Accounting

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) announced today an accounting change relating to expense recognition for company-sponsored pension plans.  The new method, adopted in the first quarter of 2013, will result in simpler, more transparent financial reporting.  Today’s announcement is an accounting change only and does not affect benefits for plan participants, Corning’s funding obligations, or the company’s cash flow.

This improved methodology records most of the actuarial gains and losses in the income statement in the year incurred, rather than amortizing them over time.  The difference between actual and expected returns on assets, as well as other actuarial gains and losses that together fall outside a recognition corridor (10% of the greater of plan assets or benefit obligations) will be recognized in the fourth quarter of each year.  Actuarial gains or losses result from changes in discount rates and other actuarial assumptions.

“We believe this accounting change will provide greater transparency that will allow investors to more clearly evaluate the company’s operating performance by recognizing actuarial gains and losses outside of the corridor in its operating results in the year in which the gains and losses occur, rather than amortizing them over future periods,” said James B. Flaws, Vice Chairman and Chief Financial Officer.  “Importantly, this accounting change has no impact on benefits received by participants of our pension plans or on pension plan funding obligations or decisions.”

These changes have been applied retrospectively.  Financial results from prior periods have been revised to include the impact as if the changes had been in place during those periods.  As a result of the retrospective application of this change, Corning’s diluted earnings per share for the years ended December 31, 2012, 2011, and 2010 decreased from $1.15 to $1.09, increased from $1.77 to $1.78, and increased from $2.25 to $2.26, respectively.  Excluding the fourth-quarter mark-to-market adjustment and other special items previously disclosed, diluted earnings per share from continuing operations for 2012, 2011, and 2010 would have increased from $1.29 to $1.38, from $1.76 to $1.79, and from $2.07 to $2.08, respectively.  Reconciliations between reported company earnings and revised company earnings, and GAAP and non-GAAP measures for the years 2012, 2011, and 2010 are attached to provide year-over-year comparability for future periods.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP.  Corning’s non-GAAP net income and EPS measures exclude restructuring, impairment and other charges and adjustments to prior estimates for such charges.  Additionally, the company’s non-GAAP measures exclude adjustments to asbestos settlement reserves, gains and losses arising from debt retirements, charges or credits arising from adjustments to the valuation allowance against deferred tax assets, equity method charges resulting from impairments of equity method investments or restructuring, impairment or other charges taken by equity method companies, mark-to-market effects of pension gains and losses, and gains from discontinued operations.  The company believes presenting non-GAAP net income and EPS measures is helpful to analyze financial performance without the impact of items that may obscure trends in the company’s underlying performance.  Reconciliation of these non-GAAP measures can be found on the company’s website by going to www.corning.com/investor relations and clicking Financial Reports on the left. Reconciliation also accompanies this news release.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially.  These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments.  These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission.  Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics.  Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences.  Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware and equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2012
(In millions, except per share amounts)	As Previously Reported (Before Accounting Change)	Effect of Accounting Change		As Adjusted (After Accounting Change)

Net sales	$8,012			$8,012
Cost of sales	4,615	$78	(1)	4,693	(1)

Gross margin	3,397	(78)		3,319

Operating expenses:
Selling, general and administrative expenses	1,165	40	(1)	1,205	(1)
Research, development and engineering expenses	745	24	(1)	769	(1)
Amortization of purchased intangibles	19			19
Restructuring, impairment and other charges	133			133
Asbestos litigation charge	14			14

Operating income	1,321	(142)		1,179

Equity in earnings of affiliated companies	810			810
Interest income	14			14
Interest expense	(111)			(111)
Other income, net	83			83

Income before income taxes	2,117	(142)		1,975
Provision for income taxes	(389)	50		(339)

Net income attributable to Corning Incorporated	$1,728	$(92)		$1,636

Earnings per common share attributable to Corning Incorporated:
Basic	$1.16	$(0.06)		$1.10
Diluted	$1.15	$(0.06)		$1.09

Dividends declared per common share	$0.32			$0.32

(1)	Includes mark-to-market adjustment for pension plans actuarial net losses of $217 million.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2011
(In millions, except per share amounts)	As Previously Reported (Before Accounting Change)	Effect of Accounting Change		As Adjusted (After Accounting Change)

Net sales	$7,890			$7,890
Cost of sales	4,324	$(10)	(1)	4,314	(1)

Gross margin	3,566	10		3,576

Operating expenses:
Selling, general and administrative expenses	1,033	(5)	(1)	1,028	(1)
Research, development and engineering expenses	671	(3)	(1)	668	(1)
Amortization of purchased intangibles	15			15
Restructuring, impairment and other charges	129			129
Asbestos litigation charge	24			24

Operating income	1,694	18		1,712

Equity in earnings of affiliated companies	1,471			1,471
Interest income	19			19
Interest expense	(89)			(89)
Other income, net	118			118

Income before income taxes	3,213	18		3,231
Provision for income taxes	(408)	(6)		(414)

Net income attributable to Corning Incorporated	$2,805	$12		$2,817

Earnings per common share attributable to Corning Incorporated:
Basic	$1.80			$1.80
Diluted	$1.77	$0.01		$1.78

Dividends declared per common share	$0.23			$0.23

(1)	Includes mark-to-market adjustment for pension plans actuarial net losses of $64 million.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2010
(In millions, except per share amounts)	As Previously Reported (Before Accounting Change)	Effect of Accounting Change		As Adjusted (After Accounting Change)

Net sales	$6,632			$6,632
Cost of sales	3,583	$(13)	(1)	3,570	(1)

Gross margin	3,049	13		3,062

Operating expenses:
Selling, general and administrative expenses	1,015	(7)	(1)	1,008	(1)
Research, development and engineering expenses	603	(4)	(1)	599	(1)
Amortization of purchased intangibles	8			8
Restructuring, impairment and other credits	(329)			(329)
Asbestos litigation credit	(49)			(49)

Operating income	1,801	24		1,825

Equity in earnings of affiliated companies	1,958			1,958
Interest income	11			11
Interest expense	(109)			(109)
Other income, net	184			184

Income before income taxes	3,845	24		3,869
Provision for income taxes	(287)	(8)		(295)

Net income attributable to Corning Incorporated	$3,558	$16		$3,574

Earnings per common share attributable to Corning Incorporated:
Basic	$2.28	$0.01		$2.29
Diluted	$2.25	$0.01		$2.26

Dividends declared per common share	$0.20			$0.20

(1)	Includes mark-to-market adjustment for pension plans actuarial net losses of $17 million.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	December 31, 2012
	As Previously Reported (Before Accounting Change)	Effect of Accounting Change	As Adjusted (After Accounting Change)
Assets

Current assets:
Cash and cash equivalents	$4,988		$4,988
Short-term investments, at fair value	1,156		1,156
Total cash, cash equivalents and short-term investments	6,144		6,144
Trade accounts receivable, net of doubtful accounts and allowances	1,302		1,302
Inventories	1,051		1,051
Deferred income taxes	579		579
Other current assets	619		619
Total current assets	9,695		9,695

Investments	4,915		4,915
Property, net of accumulated depreciation	10,625		10,625
Goodwill and other intangible assets, net	1,496		1,496
Deferred income taxes	2,343		2,343
Other assets	301		301

Total Assets	$29,375		$29,375

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$76		$76
Accounts payable	779		779
Other accrued liabilities	1,101		1,101
Total current liabilities	1,956		1,956

Long-term debt	3,382		3,382
Postretirement benefits other than pensions	930		930
Other liabilities	1,574		1,574
Total liabilities	7,842		7,842

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,649 million	825		825
Additional paid-in capital	13,146		13,146
Retained earnings	10,588	(656)	9,932
Treasury stock, at cost; Shares held: 179 million	(2,773)		(2,773)
Accumulated other comprehensive (loss) income	(300)	656	356
Total Corning Incorporated shareholders’ equity	21,486		21,486
Noncontrolling interests	47		47
Total equity	21,533		21,533

Total Liabilities and Equity	$29,375		$29,375

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	December 31, 2011
	As Previously Reported (Before Accounting Change)	Effect of Accounting Change	As Adjusted (After Accounting Change)
Assets

Current assets:
Cash and cash equivalents	$4,661		$4,661
Short-term investments, at fair value	1,164		1,164
Total cash, cash equivalents and short-term investments	5,825		5,825
Trade accounts receivable, net of doubtful accounts and allowances	1,082		1,082
Inventories	975		975
Deferred income taxes	448		448
Other current assets	347		347
Total current assets	8,677		8,677

Investments	4,726		4,726
Property, net of accumulated depreciation	10,671		10,671
Goodwill and other intangible assets, net	926		926
Deferred income taxes	2,652		2,652
Other assets	196		196

Total Assets	$27,848		$27,848

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$27		$27
Accounts payable	977		977
Other accrued liabilities	1,093		1,093
Total current liabilities	2,097		2,097

Long-term debt	2,364		2,364
Postretirement benefits other than pensions	897		897
Other liabilities	1,361		1,361
Total liabilities	6,719		6,719

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,636 million	818		818
Additional paid-in capital	13,041		13,041
Retained earnings	9,332	(565)	8,767
Treasury stock, at cost; Shares held: 121 million	(2,024)		(2,024)
Accumulated other comprehensive (loss) income	(89)	565	476
Total Corning Incorporated shareholders’ equity	21,078		21,078
Noncontrolling interests	51		51
Total equity	21,129		21,129

Total Liabilities and Equity	$27,848		$27,848

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Years Ended December 31, 2012, 2011 and 2010
 (Unaudited; amounts in millions)

Corning’s net income and earnings per share (EPS) excluding special items for the years ended December 31, 2012, 2011 and 2010 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission.  Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP).  The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance.  A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Year ended December 31, 2012
	Per Share	Income Before Income Taxes	Net Income

Earnings per share (EPS) and net income, as previously reported	$1.15	$2,117	$1,728
EPS and net income impact of previously shown special items*	0.14	240	212
EPS and net income impact of pension mark-to-market	0.09	217	140

New EPS and net income, excluding special items	$1.38	$2,574	$2,080

	Year ended December 31, 2011
	Per Share	Income Before Income Taxes	Net Income

Earnings per share (EPS) and net income, as previously reported	$1.77	$3,213	$2,805
EPS and net income impact of previously shown special items*	(0.01)	47	(16)
EPS and net income impact of pension mark-to-market	0.03	64	41

New EPS and net income, excluding special items	$1.79	$3,324	$2,830

	Year ended December 31, 2010
	Per Share	Income Before Income Taxes	Net Income

Earnings per share (EPS) and net income, as previously reported	$2.25	$3,845	$3,558
EPS and net income impact of previously shown special items*	(0.18)	(469)	(282)
EPS and net income impact of pension mark-to-market	0.01	17	10

New EPS and net income, excluding special items	$2.08	$3,393	$3,286

*	No change from previously disclosed amounts.